U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             Finger Tip Drive, Inc.,
                             -----------------------
             (Exact name of registrant as specified in its charter)

Nevada                                    7375                       33-0967307
------                                    ----                       ----------
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
of incorporation or            Classification Code Number)   Identification No.)
organization)

17210 Beach Boulevard, Huntington Beach, California                       92647
----------------------------------------------------                      -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                  714.724.3355
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                             Michael J. Muellerleile
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                           -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value               1,000,000(1)               $0.15                $150,000             $13.80
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                180,000(2)                $0.15                $27,000              $2.48
====================================== ======================== ==================== ======================= ===============
                                                                                       Total Registration Fee:   $16.28
(1)Represents shares offered for sale by Finger Tip Drive, Inc.
(2)Represents shares offered by selling shareholders. The offering price of
$0.15 per share for the selling shareholders was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                             Finger Tip Drive, Inc.,
                              a Nevada corporation


                        1,180,000 Shares of Common Stock

This prospectus relates to 1,180,000 shares of our common stock. We are offering for sale 1,000,000 shares of our common stock in a direct public offering. The purchase price is $0.15 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Our president, Frank Drechsler, will offer and sell the shares on our behalf. If all of the shares offered are purchased, the proceeds to us will be $150,000. No minimum amount is required to be sold in this offering. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement.


--------------------- ------------------------ -------------------- ------------
 Title of securities     Number of offered       Offering price       Proceeds
    to be offered             shares                per share
--------------------- ------------------------ -------------------- ------------
   Common Stock(1)           1,000,000                $0.15           $150,000
--------------------- ------------------------ -------------------- ------------
(1)Represents shares offered for sale by Finger Tip Drive, Inc.


Additionally, the selling security holders want to sell 180,000 shares of our issued and outstanding common stock. The selling security holders will sell at a price of $0.15 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The price at which the selling security holders offer their shares once a market develops and our shares are publicly traded may undercut the fixed price at which we are offering our shares. If the selling security holders offer their shares at prices lower than that at which we are offering our shares, we may not be able to sell our shares, since purchasers might instead purchase the shares from the selling security holders instead of from us. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders. Therefore, we might be unable to raise funds in this manner. We have not made any arrangement to raise funds if we are not able to sell our shares because purchasers have bought shares from the selling security holders.


See "Risk Factors" on Pages 5 to 8 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.



                The date of this prospectus is December 30, 2002.
                             Subject to completion.

                                TABLE OF CONTENTS

 Prospectus Summary .........................................................4
 Risk Factors................................................................5
 Forward Looking Statements .................................................7
 Use of Proceeds.............................................................8
 Determination of Offering Price.............................................8
 Dilution....................................................................8
 Selling Security Holders....................................................9
 Plan of Distribution.......................................................10
 Legal Proceedings..........................................................12
 Directors, Executive Officers, Promoters and Control Persons...............13
 Security Ownership of Certain Beneficial Owners and Management.............13
 Description of Securities..................................................13
 Interest of Named Experts and Counsel......................................14
 Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities.................................................14
 Organization Within Last Five Years........................................14
 Description of Business....................................................14
 Management's Discussion and Analysis of Financial Condition and
 Results of Operations......................................................18
 Description of Property....................................................19
 Certain Relationships and Related Transactions.............................19
 Market for Common Equity and Related Stockholder Matters...................20
 Executive Compensation ....................................................21
 Changes in and Disagreements with Accountants on Accounting and
 Financial Disclosure.......................................................21
 Legal Matters..............................................................21
 Experts....................................................................21
 Additional Information.....................................................22
 Financial Statements.......................................................21
 Indemnification of Directors and Officers..................................36
 Other Expenses of Issuance and Distribution................................36
 Recent Sales of Unregistered Securities....................................36
 Exhibits...................................................................37
 Undertakings...............................................................38
 Signatures.................................................................39

 Outside Back Cover Page

 Dealer Prospectus Delivery Obligation

 Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                      Our principal business address is 17210 Beach
                                   Boulevard, Huntington Beach, California
                                   92647. Our telephone number is 714.724.3355.

                                   We intend to be an online information
                                   management service that allows our members to store, manage and share their personal and business information from a single virtual location on the Internet. Our business is not yet operational and we have only generated $190 in revenues since our inception. We believe online data storage capabilities are important to Internet users ^ who access and store large amounts of content and desire the ability to remotely access that content. We believe that there will be growing demand for online data storage services. ^ We intend to target Internet users who frequently access and use web-based information and ^ participate in e-commerce. We will attempt to attract different markets of internet users to our site in order to have several different methods of generating revenue.


Our state of organization:         We were incorporated in Nevada on April 26,
                                   2001.


Summary financial information:     The summary financial information set forth
                                   below is derived from the more detailed
                                   financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form
                                   SB-2 in accordance with generally accepted accounting principles in the United States.
                                   All information should be considered in
                                   conjunction with our financial statements and the notes contained elsewhere in this Form
                                   SB-2.

              Income Statement            Period from           Period from
                                        April 26, 2001 to     April 26, 2001 to
                                       September 30, 2002     December 31, 2001

                                               $                     $
              Revenue                         190                   190
              Loss from Operations         (45,714)              (20,858)
              Net Income (Loss)            (45,714)              (20,858)
              Net Income (Loss) Per Share    (.01)                (.00)

             Balance Sheet           September 30, 2002       December 31, 2001
                 $                             $                    $
             Total Assets                     4,205                3,046
             Total Liabilities               11,480                 0
             Shareholders' Deficit           (7,275)               3,046



Primary offering
----------------


Number of shares being offered:      We intend to sell 1,000,000 shares of our
                                     common stock being registered pursuant to this registration statement. This offering will be conducted on a "best efforts" basis. There is no guarantee that we will be able to sell the entire offering.

Number of shares outstanding         6,180,000 shares of our common stock are
after the offering:                  currently issued and outstanding. After the
                                     offering, 7,180,000 shares of our common stock will be issued and outstanding.


Estimated use of                     We will receive $150,000 if all of the
proceeds:                            offered shares are sold. We intend to use
                                     any proceeds from such sale for marketing expenses and for working capital.

Secondary offering
------------------


Number of shares being offered:      The selling security holders want to sell
                                     180,000 shares of our issued and
                                     outstanding common stock. The selling
                                     security holders will sell at a price of $0.15 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

                                     The price at which the selling security
                                     holders offer their shares once a market develops and our shares are publicly traded may undercut the fixed price at which we are offering our shares. If the selling security holders offer their shares at prices lower than that at which we are offering our shares, we may not be able to sell our shares, since purchasers might instead purchase the shares from the selling security holders instead of from us. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders. Therefore, we might be unable to raise funds in this manner. We have not made any arrangement to raise funds if we are not able to sell our shares because purchasers have bought shares from the selling security holders.


Estimated use of                     We will not receive any of the proceeds
proceeds:                            from the sale of those shares being offered
                                     by the selling security holders.


                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks related to our business:


We may not be able to raise funds from this offering if the selling security holders undercut the price at which we are offering our shares, and investors purchase our shares from them instead of from us. We may not be able to continue operating without raising at least $30,000 which would enable us to begin marketing our services and generate revenue.

The price at which the selling security holders offer their shares once a market develops and our shares are publicly traded may undercut the fixed price at which we are offering our shares. If the selling security holders sell their shares at prices lower than that at which we are offering our shares, we may not be able to sell our shares, since purchasers might instead purchase the shares from the selling security holders instead of from us. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders. Therefore, we might be unable to raise funds by means of this public offering. We have not made any arrangement to raise funds if we are not able to sell our shares because purchasers have bought shares from the selling security holders.

We have a limited operating history upon which an evaluation of our prospects can be made and therefore our prospects should be considered speculative.

We were incorporated in April 2001. Our minimal operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate ^ enough revenues to be profitable. Specifically, new development stage companies such as ours typically experience ^ difficulties. Such difficulties include, but are not necessarily limited to:

     o   lack of organization;
     o undue stress on management due to the pressures associated with a development stage company which is earning little to no revenues;
     o   finding a unique niche in the market within which we operate;
     o finding an adequate price for our services which will allow us to cover our costs and make a profit;
     o finding funding to expand the geographical scope of our business operations while avoiding cash flow problems;
     o   setting realistic goals and achieving those goals, step by step;
     o developing effective strategies to take advantage of market conditions as well as strategies to get through the tough times; and
     o staying flexible in our business structure to account for unforeseen problems and difficulties.


Any of these factors individually or in conjunction with other factors could harm our ability to earn a profit and continue our business operations.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future. If we are unable to generate profits, then we may have to cease operations, causing investors to lose their investment in us.

As of September 30, 2002, our losses since inception were approximately ($45,714). We expect to incur ^ operating and capital expenditures that are barely covered by our net revenues and, as a result, we may experience net losses in the future. We will need to generate ^revenues greater than our expenses to achieve and maintain profitability, which we cannot guarantee that we will be able to do. ^ We believe we will need to raise at least $30,000 from this offering to begin marketing our services and generating revenues. We may have to cease operations if we are unable to operate profitably, which might cause our investors to lose their investment in us.

If we do not raise at least $30,000 from this offering, we may not be able to further implement our business strategy ^ which could prevent us from conducting marketing activities and becoming profitable. We believe that we must raise at least $30,000 to develop our website and begin marketing our services and generating revenues. If we are not able to operate profitably, our business may fail, causing our investors to lose their investment in us.

In order to further develop our business and fund proposed marketing activities, we believe that we need proceeds of approximately $150,000 from this offering. We believe that $150,000 will ^ pay for the expenses of this offering and the full range of our proposed marketing activities. However, we believe that at least $30,000 will be needed to begin initial website development and marketing efforts that could result in revenue generating activities. We believe we need at least that amount to further develop our services, or to provide adequate cash flow for planned marketing expenses. We have not yet engaged in any ^ marketing of our products and services beyond the initial deployment of our webpage. We will need to expand the capabilities of our website and begin marketing our services. Our marketing activities are ^ limited and, to pay for more sophisticated marketing activities, we need to raise funds in this offering. We estimate that our initial marketing efforts will focus on registering our website with search engines, which we hope will help ensure that our website appears at or near the top of search results from potential customers seeking online data storage services. We believe that this service ranges from several hundred to several thousand dollars, depending on the extent of coverage and term of service. Our inability to raise enough to begin marketing efforts such as these ^ may ^ prevent us from ^ marketing our products and services, ^ and investors may lose their entire cash investment.

We depend on our members becoming active users of Finger Tip Drive, because memberships will be a source of revenue for us. If we are not able to generate revenue from memberships, we may not be able to operate profitably, which may in turn cause investors to lose their investment in us.

To date, no members have ever used our services because we are currently developing our website and infrastructure. If members do not actively and regularly use our services following the launch of our website, our business will suffer. Moreover, we may be unable to generate revenue from members who use our services. We expect only a small percentage of our members will ever pay us for any of our services. We may offer introductory use of our online data storage capabilities free of charge to promote our services. We may limit our free introductory service to a nominal period of time or minimal storage capacity, to familiarize potential members to our services. In that way, users may have access to our service free of charge. However, we hope that users who try our free service will subscribe to longer term and higher capacity storage memberships, although there is no guarantee they will do so. Present and future members may be unwilling to pay for services they receive free of charge, through introductory programs, or may not subscribe for premium fee-based services.

Any failures of, or capacity constraints in, our systems could harm our business and our reputation and slow the growth of our membership. Because membership fees will be a primary source of our projected revenues, we will not be able to operate profitably without a membership base, and investors could lose their investment in us.

We will need to continuously modify and enhance Finger Tip Drive to keep pace with rapid technological developments and the changing needs of our users. Decreased traffic or loss of service may result in a loss of membership. Our website must be able to accommodate a high volume of traffic and deliver frequently updated information, the accuracy and timeliness of which is critical to our business. ^ If we fail to increase capacity to accommodate increased use of our system, we may experience slower response times or system failures. We may not be able to operate profitably without serving our paying members to their satisfaction, which would cause investors to lose their investment in us.


Any of these problems could harm our business. We cannot guaranty that we will be successful in developing new services, enhancing our existing services or introducing them timely to the market. Any failure or delay in diversifying and enhancing our existing service offerings could harm our business. In addition, uncertainties about the timing and nature of new Internet-related technologies, or modifications to existing technologies, could increase our research and development expenses. The failure of our services to operate effectively with the existing and future technologies will limit or reduce the market for our services, result in user dissatisfaction and could seriously harm our business.


Our business will suffer if the market for Internet advertising fails to develop or develops more slowly than expected. If we are not able to generate revenues from the sale of advertising, we may not be able to operate profitably, which could cause our investors to lose their investors in us.

We anticipate that we will generate revenues from the sale of banner advertising and sponsorship activities. Our ability to generate advertising revenues will depend on, among other factors, the development of the Internet as an advertising medium, the amount of traffic on our website and our ability to achieve and demonstrate user and member demographic characteristics that are attractive to advertisers. If potential advertisers and advertising agencies with limited experience with the Internet as an advertising medium do not pursue Internet-based advertising, we may not be able to generate revenues by this means. The widespread adoption of technologies that permit Internet users selectively to block-out unwanted graphics, including advertisements, attached to website pages could also hinder the growth of the Internet as an advertising medium. Therefore, there is no guarantee that our banner advertising services will generate any revenues. If, overall, we are unable to generate revenues that cover our operating expenses, then we may have to cease operations, which may cause our investors to lose their investment in us.

Others may obtain domain names which are similar to our web domain name, which may cause confusion among web users and decrease any potential value of our name. If we are not able to use our web domain name to create distinctive brand-name recognition for our services in the minds of potential customers, we will have difficulty drawing users and paying members to our site, which would reduce our ability to attain profitable operations. This could cause investors to lose their investment in us.


We currently own the web domain name www.fingertipdrive.com. Currently, the acquisition and maintenance of domain names is regulated by governmental agencies such as the U.S. Department of Commerce and their designees such as Internet Corporation for Assigned Names and Numbers or ICANN. The regulation of domain names in the U.S. and in foreign countries has recently changed. These changes include the introduction of additional top-level domains such as ".us" for United States and ".au" for Australia. As a result, others may obtain domain names which are similar to ours, which could cause confusion among web users trying to locate our site. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to ours. The acquisition of similar domain names by third parties could cause confusion among web users attempting to locate our site and could decrease the value of our name and the use of our site. If our web domain name does not enable us to develop recognition of our brand name in the minds of potential customers, we will have difficulty drawing users and paying members to our site, which would reduce our ability to attain profitable operations. If we are unable to become profitable, investors could lose their investment in us.


Risks related to owning our common stock:


The concurrent offering of shares by our selling security holders with the offering of shares to be sold by us may make it more difficult for us to sell our shares. If prospective purchasers of our shares buy shares offered by the selling security holders instead of from us, we may not be able to raise funds by this means. We estimate that we need at least $30,000 from this offering to begin implementing our business strategy.

We are selling 1,000,000 shares concurrently with the sale of 180,000 shares by the selling security holders. To the extent that selling security holders' shares and our shares are being offered for sale concurrently, each sale of shares held by our selling security holders may reduce the number of investors willing to buy our shares as well as the demand for our shares. For that reason, we may not sell enough shares to raise the funds we believe we need. We estimate that if we are not able to raise at least $30,000 from this offering, we may not be able to ^ begin to implement our business strategy ^.

(material omitted)

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares. If investors are not able to sell their shares, they may not be able to recoup their investment in us.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. If our investors are not able to sell their shares, they may lose money because they are not able to recoup the investment they made in us. Should there develop a public market for our shares, the market price for those shares may be ^ influenced or affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a negative or positive impact on the market price of our shares, depending on how that information is perceived by potential purchasers of our shares. ^


Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

======================= ============== ================= ============== ==========================================
 Offered Shares Sold      Offering       Approximate       Total Net                 Principal Uses
                          Proceeds         Offering        Offering                  of Net Proceeds
                                           Expenses        Proceeds
----------------------- -------------- ----------------- -------------- ------------------------------------------
                                                                        If we are only able to raise $7,500 in
    50,000 shares                                                       this offering, we will first attempt to
        (5%)               $7,500          $16,166         ($8,666)     pay offering expenses out of current
                                                                        cash resources and/or revenues. (1)
----------------------- -------------- ----------------- -------------- ------------------------------------------
                                                                        Rent/Office Expenses:    $3,500
     250,000 shares                                                     Website Development:     $4,000
        (25%)             $37,500          $16,166         $21,334      Computer Equipment:      $3,500
                                                                        Marketing/Printing:      $8,000
                                                                        Working Capital:         $2,334
----------------------- -------------- ----------------- -------------- ------------------------------------------
                                                                        Rent/Office Expenses:    $9,500
 500,000 shares (50%)     $75,000          $16,166         $58,834      Website Development:     $12,500
                                                                        Computer Equipment:      $10,000
                                                                        Marketing/Printing:      $18,500
                                                                        Working Capital:         $8,334
----------------------- -------------- ----------------- -------------- ------------------------------------------
                                                                        Rent/Office Expenses:    $12,500
 750,000 shares (75%)    $112,500          $16,166         $96,334      Website Development:     $17,500
                                                                        Computer Equipment:      $19,000
                                                                        Marketing/Printing:      $33,500
                                                                        Working Capital:         $13,834
----------------------- -------------- ----------------- -------------- ------------------------------------------
                                                                        Rent/Office Expenses:    $15,000
  1,000,000 shares       $150,000          $16,166        $133,834      Website Development:     $34,500
       (100%)                                                           Computer Equipment:      $23,500
                                                                        Marketing/Printing:      $42,500
                                                                        Working Capital:         $18,334
======================= ============== ================= ============== ==========================================
(1) We may need to borrow funds in order to cover the offering expenses. We believe that our officers and directors will loan us the funds to cover such expenses. However, there is no guarantee that they would loan us the funds nor are they legally obligated to do so.



We will receive up to $150,000 if all of the shares of common stock offered by us at $0.15 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.


The process of website development includes updating and refining the website as we grow. Although one of our officers provides website design services to us, another website designer would be retained when more time is required to develop and update the website as we build the capability of our web-based online storage services. Because one of our officers currently provides those website design services for us, we have not designated funds for that purpose at this stage of our development and operations.

It is possible that we will receive only nominal proceeds from this offering. If we fail to raise approximately $30,000 which is the amount we estimate we will need to cover our offering expenses and realize our expansion plans for the next twelve months, our ability to expand our business will be harmed. The result would be our ability to earn revenues would also be harmed because we might not be able to attract clients without marketing activities. If we raise less than $30,000, we may need to attempt to make other funding arrangements, such as loans in order to expand our business operations. There is no guarantee that we will be able to raise more than nominal proceeds. There is also no guaranty that we will be able to arrange for alternative sources of financing, should we only raise nominal proceeds. We do believe that we can continue to operate our business even if we raise less than $30,000. We anticipate that our operating expenses, depending on our rate of expansion, will be approximately $10,000 for the next 12 months.

^ Marketing expenses includes costs associated with in person marketing presentations to potential customers, including travel and entertainment expenses. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs. Promotion of our website will include registration of our site with search engines, so that our website will appear at or near the top of search results by potential customers seeking online data storage services. Promotion of our website will also include, should funds allow, an analysis of the optimum combination of metatags that would likewise enhance the probabilities that our website appears at or near the top of search results.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves. As of September 30, 2002, our cash reserves were approximately $3,636. We believe that if we do not receive at least $16,666 to pay the offering expenses and if our cash reserves coupled with revenues are not enough to pay the offering expenses, our officers and directors will loan us the money to pay the balance of the expenses. Such a belief is based on the fact that our officers and directors own 6,000,000 of our issued and outstanding shares and we believe as long as they maintain controlling ownership, they will be willing to loan us funds to pay operating expenses until we are able to generate sufficient funds. However, our officers and directors are not legally obligated to pay any of our expenses, including the offering expenses.


We will not receive any of the proceeds from the sale of those shares being offered by the selling security holders.

Determination of Offering Price
-------------------------------


Factors Used to Determine Share Price. The offering price of the 1,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have a limited operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price of the shares being offered by the selling security holders has no relationship to any established criteria of value, such as book value or earnings per share.

Dilution
--------


We intend to sell 1,000,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following tables set forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The tables assume variously that (i) all 1,000,000 shares of common stock will be sold, (ii) only a nominal amount (5%) will be sold, (iii) that 25% will be sold and (iv) 50% will be sold. The founding shareholders include Frank Drechsler and Marc Seely, our officers and directors.

============================ ========================================= ====================================== ==================
                                          Shares Issued                         Total Consideration                 Price
                                          -------------                         -------------------               Per Share
                                                                                                              ------------------
                                    Number               Percent             Amount             Percent
---------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Founding Shareholders          6,000,000 Shares           83.6%              $6,000              3.5%              $0.001
---------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Shareholders                    180,000 Shares            2.5%              $18,000              10.3%              $0.10
---------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares           1,000,000 Shares           13.9%             $150,000             86.2%              $0.15
============================ ====================== ================== =================== ================== ==================
Total                          7,180,000 Shares           100%              $174,000             100%
============================ ====================== ================== =================== ================== ==================

The following table assumes only a nominal amount of 5% (50,000) of the offered shares will be sold.



                                       10


============================ ========================================= ====================================== ==================
                                          Shares Issued                         Total Consideration                Price
                                                                                                                  Per Share
----------------------------                                                                                  ------------------
                                    Number               Percent             Amount             Percent
---------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Founding Shareholders          6,000,000 Shares           96.3%              $6,000              19.0%             $0.001
---------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Shareholders                    180,000 Shares            2.9%              $18,000              57.2%              $0.10
---------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares             50,000 Shares            0.8%               $7,500              23.8%              $0.15
============================ ====================== ================== =================== ================== ==================
Total                          6,230,000 Shares           100%              $31,500              100%
============================ ====================== ================== =================== ================== ==================

The following table assumes 25% (250,000) of the offered shares will be sold.

============================ ========================================= ====================================== ==================
                                          Shares Issued                         Total Consideration                Price
                                                                                                                  Per Share
----------------------------                                                                                  ------------------
                                    Number               Percent             Amount             Percent
---------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Founding Shareholders          6,000,000 Shares           93.3%              $6,000              9.7%              $0.001
---------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Shareholders                    180,000 Shares            2.8%              $18,000              29.3%              $0.10
---------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares            250,000 Shares            3.9%              $37,500              61.0%              $0.15
============================ ====================== ================== =================== ================== ==================
Total                          6,430,000 Shares           100%              $61,500              100%
============================ ====================== ================== =================== ================== ==================

The following table assumes 50% (500,000) shares of common stock will be sold.

============================ ========================================= ====================================== ==================
                                          Shares Issued                         Total Consideration                Price
                                                                                                                  Per Share
----------------------------                                                                                  ------------------
                                    Number               Percent             Amount             Percent
---------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Founding Shareholders          6,000,000 Shares           89.8%              $6,000              6.1%              $0.001
---------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Shareholders                    180,000 Shares            2.7%              $18,000              18.2%              $0.10
---------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares            500,000 Shares            7.5%              $75,000              75.7%              $0.15
============================ ====================== ================== =================== ================== ==================
Total                          6,680,000 Shares           100%              $99,000              100%
============================ ====================== ================== =================== ================== ==================

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 5%, which represents a nominal amount of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of September 30, 2002.

------------------------------------------ ------------------------ --------------------- -------------------- -------------------
                                           100% of offered shares      50% of offered       25% of offered       5% of offered
                                                  are sold            shares are sold       shares are sold     shares are sold
------------------------------------------ ------------------------ --------------------- -------------------- -------------------
Offering Price                                 $0.15 per share        $0.15 per share       $0.15 per share     $0.15 per share
------------------------------------------ ------------------------ --------------------- -------------------- -------------------
Net tangible book value at 09/30/02           ($0.001) per share     ($0.001) per share    ($0.001) per share  ($0.001) per share
------------------------------------------ ------------------------ --------------------- -------------------- -------------------
Net tangible book value after giving          $0.018 per share        $0.008 per share     $0.002 per share    ($0.003) per share
effect to the offering
------------------------------------------ ------------------------ --------------------- -------------------- -------------------
Increase in net tangible book value per       $0.019 per share        $0.009 per share     $0.003 per share    ($0.002) per share
share attributable to cash payments made
by new investors
------------------------------------------ ------------------------ --------------------- -------------------- -------------------
Per Share Dilution to New Investors           $0.132 per share        $0.142 per share     $0.148 per share     $0.153 per share
------------------------------------------ ------------------------ --------------------- -------------------- -------------------
Percent Dilution to New Investors                   88%                   94.7%                  98.7%                102.0%
------------------------------------------ ------------------------ --------------------- -------------------- -------------------
The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.


Selling Security Holders
-------------------------

The following table sets forth information concerning the selling security holders including:

     1. the number of shares owned by each selling security holder prior to this offering;
     2. the total number of shares that are to be offered for each selling security holder;
     3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering; and
     4. the percentage of common stock that will be owned by each selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holders and the company.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

------------------------- ------------------------ ------------------------ --------------------------- ---------------------------
    Name of Selling         Amount of Shares of      Amount of Shares of       Amount of Shares of         Percentage of Common
    Security Holder        Common Stock Owned by     Common Stock to be       Common Stock Owned by     Stock Owned if all of the
                             Selling Security      Offered by the Selling    Selling Security Holder     Offered Shares Are Sold
                             Holder Before the         Security Holder          After the Offering
                                 Offering
------------------------- ------------------------ ------------------------ --------------------------- ---------------------------
Taylor Housser                   10,000                   10,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Andrew Meade                     30,000                   30,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Randall Lanham                   50,000                   50,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Datacon Ltd                      10,000                   10,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Chris Radomski                   30,000                   30,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Michele Parker                   50,000                   50,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------

Plan of Distribution
---------------------


Primary Offering. We are offering for sale 1,000,000 shares of our common stock in a direct public offering. We have not conducted any discussions or negotiations for the sale of all or any portion of those 1,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 1,000,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering. We will not place the funds raised in an escrow account. All funds received in this offering will be deposited directly into our corporate general account and will be available for immediate utilization. This offering will terminate six months following the effective date of this registration statement. This offering will not be extended beyond the six months.

Frank Drechsler, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Drechsler is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

     o Mr. Drechsler is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
     o Mr. Drechsler will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
     o Mr. Drechsler is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Drechsler will restrict his participation to the following activities:

     o preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
     o responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
     o performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states:
Nevada, New York, Colorado, the District of Columbia and North Carolina. As of December 30, 2002, we were qualified in New York, Colorado, North Carolina and the District of Columbia, and our application with Nevada is still being reviewed.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Secondary Offering. The offering by the selling security holders will start as soon as this registration statement is declared effective. The selling security holders will sell at a price of $0.15 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The price at which the selling security holders offer their shares once a market develops and our shares are publicly traded may undercut the fixed price at which we are offering our shares. If the selling security holders offer their shares at prices lower than that at which we are offering our shares, we may not be able to sell our shares, since purchasers might instead purchase the shares from the selling security holders instead of from us. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders. Therefore, we might be unable to raise funds in this manner. We have not made any arrangement to raise funds if we are not able to sell our shares in the event that purchasers have bought shares from the selling security holders.

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o   privately negotiated transactions.

The shares of common stock being offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration or qualification. ^

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to or engaged to assist in the marketing effort of the selling security holders, we will file a post effective amendment to disclose such event.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
------------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
-------------------------------------------------------------

Executive Officers and Directors. Our directors and principal executive officers are as specified on the following table:

================= =============== =============================================
Name                   Age        Position
----------------- --------------- ---------------------------------------------
Frank Drechsler         35        President, Secretary and a Director
----------------- --------------- ---------------------------------------------
Marc Seely              33        Treasurer and a Director
================= =============== =============================================


Frank Drechsler. Mr. Drechsler has been our President, Secretary and one of our directors since our inception. He spends approximately 40% of his business time on our activities, and is the individual primarily responsible for our day-to-day operations. From June 2001 to June 2002, Mr. Drechsler was the president, secretary and a director of JPAL, Inc., a reporting company and Nevada corporation that became Essential Reality, Inc. in June 2002. Mr. Drechsler was also the vice-president, secretary and a director of Expressions Graphics, Inc., a reporting company and a Nevada corporation from December 2001 to April 2002. Mr. Drechsler is also a director of Zowcom, Inc., a Nevada corporation that is also a reporting company, and has held that position since July 2001 to the present. From October 1998 to May 2001, Mr. Drechsler was the president and a director of Pacific Trading Post, Inc., a Nevada corporation, which marketed and sold products on the Internet within the outdoor sports industries, specifically in the areas of skate, surf and snow. In January 1998, Mr. Drechsler co-founded and developed the business model for skatesurfsnow.com, where he was responsible for the day-to-day operations. During 1997, Mr. Drechsler was self-employed as a consultant and helped start up companies develop sales and marketing programs. From 1995 to December 1996, Mr. Drechsler was the international sales manager for Select Distribution. Mr. Drechsler graduated from California State University, Fullerton with a Bachelor of Science degree in International Business in 1992. Mr. Drechsler is not an officer or director of any other reporting company.

Marc Seely. Mr. Seely has been our Treasurer and one of our directors since our inception. He spends approximately 40% of his business time on our activities. Mr. Seely is also the secretary, treasurer, and a director of Zowcom, Inc., a Nevada corporation that is also a reporting company, and has held those positions since July 2001 to the present. Mr. Seely's duties with Zowcom, Inc. primarily include website development activities for that company. For the past six years, Mr. Seely has been self-employed as a computer consultant. Mr. Seely has participated in the development of business-to-business solutions for multinational companies such as Hewlett Packard, Sony and Mass Mutual. Mr. Seely has ten years of database programming combined with six years focused on Internet applications. Mr. Seely has spoken at the University of Southern California, the University of California, Los Angeles and Orange Coast College on the topic of multimedia technologies. Mr. Seely also possesses six years experience of network topology for multimedia and web server installations. Mr. Seely has acted as an alpha tester of Cold Fusion, a software application, since its initial version. Mr. Seely has also acted as a beta tester of Microsoft's Windows NT and other Microsoft applications for the last six years. Mr. Seely is not an officer or director of any other reporting company.


There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
---------------------------------------------------------------


The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 30, 2002, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The percentages in the table assume that the selling security holders will not sell any of their shares which are being registered in this registration statement.

Title of Class  Name and Address of Beneficial    Amount and Nature of   Percent of Class    Percent of Class   Percent of Class if
                Owner                               Beneficial Owner     if No Shares are      if 1,000,000      500,000 Shares are
                                                                               Sold          Shares are Sold            Sold
--------------- --------------------------------- ---------------------- ------------------ ------------------- -------------------
Common Stock    Frank Drechsler                     5,000,000 shares,          80.9%              69.7%                74.8%
                17210 Beach Boulevard                  president,
                Huntington Beach, CA 92647         secretary, director

Common Stock    Marc Seely                          1,000,000 shares,          16.2%              13.9%                15.0%
                17210 Beach Boulevard              treasurer, director
                Huntington Beach, CA 92647

Common Stock    All directors and named             6,000,000 shares           97.1%              83.6%                89.8%
                executive officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 50,000,000 shares of $.001 par value common stock, and 5,000,000 shares of $.001 par value preferred stock. As of December 30, 2002, there were 6,180,000 shares of our common stock issued and outstanding. No preferred stock is issued or outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel
--------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------


We incorporated in Nevada in 2001.

Transactions with Promoters. Frank Drechsler and Marc Seely were our promoters. In April 2001, we issued 5,000,000 shares of our common stock to Mr. Drechsler in exchange for services valued at $5,000, and 1,000,000 shares of our common stock to Mr. Seely in exchange for services valued at $1,000.

Description of Business
-----------------------

Our Background. We were incorporated in Nevada on April 26, 2001.


Our Business. We have not yet begun operations; however, we plan to offer subscription based online data storage services. Online data storage enables a computer user who has internet access to go online, access a data storage website, and use the computer data storage space available on that site. We believe that this type of service is useful to individuals and organizations that have a large amount of computer data to store, and find it inconvenient or too expensive to store that data on their own systems. We hope to generate revenues from membership fees to use our online storage capacity. We hope to offer free introductory trial memberships, to familiarize potential members with our system capabilities.

For example, a small business that uses a large computerized database to store information on products, customers or shipping history might not have a computer system capable of storing that database. In addition, that business would be faced with constantly upgrading their computer systems to handle increased file sizes. Another example might be an individual who performs internet research or collects online data files and frequently downloads large quantities of information and wants to save their search results; however, the volume of search results may be larger than conveniently can be stored on their home system. To use an online data storage service, the user simply accesses a specific internet location where the storage service company has an internet site set up with individual storage space accounts. These accounts can be set up to be password protected and accessible from any internet service. Online data storage gives users like these a place to store data in another location, without using up all the space on their individual systems.

We intend to be an online information management service that allows our members to store, manage and share their personal and business information from a single virtual location on the Internet. We believe these functions are important to Internet users who seek new forms of communications to facilitate both the types of content and the ability to remotely access that content. ^ We intend to target Internet users who frequently use their computers for ^ their personal and business ^ activities, such as collecting and processing business data, online shopping and product comparison, and communicating by e-mail. We believe that users such as these tend to rely heavily on their computers, and the information available by means of their internet access. For example, consumers and businesses who shop and research products on line may wish to download data regarding a variety of products, saving it for later reference. These data files may be large, especially if they contain images, video clips or sound files. Businesses that amass large amounts of information, including statistical data, corporate reports and records rely on computer systems to store and manipulate that data. Music aficionados may download and collect music files, which take large amounts of computer storage space. Likewise, students who conduct online research may compile and save large data files. ^ We hope to attract a diverse membership base, which might enable us to sell advertising space on our website as well.

In the current information-based economy, we believe that the protection and management of data is becoming increasingly important to businesses and individual computer users. In our estimation, many businesses seek to use their electronic data to gain a competitive advantage by enabling their employees and business partners to access their data from multiple locations. For example, an online storage capability would allow a user to access data stored online from any location with internet access. A business traveler could log on to an online storage website to access their files. To address this objective, we believe that large companies ^ generally use their own network-based solutions that require the implementation of complex document management software, specialized network servers and dedicated storage devices. Our management believes that these solutions are not viable consumer solutions and are not cost-effective for small and medium-sized businesses because they can be capital intensive and require technical personnel. Therefore, our management believes that individual and small business users would be attracted to an online data storage service such as ours.

We believe that many small and medium-sized businesses and individual computer users rely on hard-drives, diskettes and removable storage devices to protect and manage their electronic data. Although these traditional solutions are relatively inexpensive, our management believes that these systems can also be ^ unreliable, difficult to manage, have limited remote access capabilities and lack the ability to grow to meet future demands. In our estimation, many businesses also rely on email because most data storage and document management solutions do not address the need to share and collaborate on files. For example, different individuals working on the same document may have to email the document back and forth to edit and comment on the document, especially if their systems are not networked. However, difficulties may arise if they cannot both access the same file at the same time, or if changes made by one are not saved if another person also accesses the file at that time. Although email provides an efficient means of communication, we believe that this method is not secure and does not offer advanced document management capabilities, such as version control and change tracking. Version control is the capability to organize changing software configurations as improvements are made to the software. Change and comment tracking allows users of a document to review that document and suggest changes, while enabling the author to accept or reject those changes without the original being affected.

Our management believes that computer users need increasingly more data storage capability, because as technology improves, the size of data files increases. For example, the more features that a word-processing software incorporates, the larger the data files created with that software can be, especially those with graphics included. In addition, the proliferation of online music file sharing, online video clip sharing and downloading online information all requires users to have increased storage capacity. The expanding quantity of information, increasingly in rich text or media format, and the desire to access the Internet from different locations and devices are some of the factors which we believe drive the need for an online information management solution. In addition, to remain competitive, we believe owners of websites are constantly seeking ways to add functionality to their current offerings, add new visitors, increase the frequency and duration of visits, and increase revenue opportunities. We also believe that users are increasingly seeking an online information management solution that allows them to privately and securely access both personal and business information at any time, from any location. Furthermore, we believe business-to-business websites can also benefit from integrating online information management services into their offerings.

We believe that an online storage service such as Finger Tip Drive will allow any Internet user to securely and easily store, manage and share personal and business information from a single virtual location because it is designed to be completely device and platform agnostic. This means that we anticipate that any computer user with internet access can access our data storage services, no matter what type of computer hardware or software they use. In addition, because members can share files by specifying a particular folder to which another individual has access, we expect that privacy concerns involving storing personal and business information in the same account will be minimized. For example, we anticipate that we will design our online storage locations to be password protected, so that the account owner can control access to the storage location. If an account owner wants to allow others access to the data stored at that location, the owner merely needs to share the password and the location. We hope to design our services to be easy for users to access and manipulated, so that users can collect and store data as needed. We also hope to integrate services from companies that we may eventually partner with, so that our customers are encouraged to use the websites of these associated companies, although we have not yet entered into any such agreements, nor have we begun discussions to do so. ^

Our Website. Our website is not yet operational, but we own the domain name www.fingertipdrive.com. We hope to launch the initial operational version of our website by June 2003. We will need the at least $6,000 in proceeds from this offering to complete this step.

Our Industry. In our estimation, the need for online data storage has the potential to grow ^ because computer users often have large amounts of data to store and also need to quickly retrieve and use that data. Our management believes that as more information, services, and technology becomes available on the internet, there will be demand for online data storage space. Our management estimates that many small and medium businesses depend heavily on their computer systems for their day-to-day operations, and that the storage capacity of their computer systems can be a limiting factor as large data files fill the space available. Our management believes that such users are faced with the choice of either constantly upgrading the storage capacity of their systems, which requires either larger hard drives to be installed in existing systems and the personnel to perform that function, or the purchase of entirely new systems. As these companies need to deal with larger amounts of data, we believe that online data storage is an attractive solution, because their storage location is no longer physically located on their on-site equipment, but is available online and accessed through a service such as ours, where we provide the computer storage space. Therefore, our management believes there is a market opportunity ^ for application service providers who offer Internet-based data storage and management services. We believe this will allow such businesses and individual computer users to protect, store, access and share their critical information at any time and from any location.

Services. Our Finger Tip Drive will be an Internet-based service that enables users to securely and efficiently protect their data by storing it at our networked data centers. This service will allow data files to be stored "off-site" as far as the user is concerned, saving them from having to use their own onsite computer storage space. Our service is not yet operational. However, our concept is that ^ Finger Tip Drive will be an Internet-based document management system that will enable workgroups to share and collaborate on documents stored at our data centers. We expect the initial version of Finger Tip Drive will include features such as version control, change and comment tracking, revision notification and access control. These features would allow users to keep track of who makes changes to a file, post comments to a file, control who is enabled to make changes to the file, and notify users of when changes are made and by whom. Change and comment tracking allows users of a document to review that document and suggest changes, while enabling the author to accept or reject those changes without the original being affected. In addition, revision notification is automatic contact by e-mail to notify users of approved new programs or revisions to programs.

We propose to offer storage, web hosting and advertisement services that are accessed by means of our website. Our website does not yet have these capabilities. Our proposed web storage service will allow users to easily store and share files and information. Our services will be accessible only to registered users, who we anticipate will be^ initially allotted 40 megabytes of memory upon registration. We anticipate that our users may increase their designated storage capacity by purchasing additional units of storage space. Unlike other providers of Internet storage space, we propose to offer our own web hosting services.

Although we have not yet made these services available to online users, we have designed our services to be secure by encrypting data prior to transmission, which will maintain the data in encrypted form at our data centers and return it to the user in encrypted form. We believe that our systems will be reliable because our conception is to design them with multiple redundancies. We believe our services will be easy to use by prospective users because we anticipate designing them to have a simple Windows-based interface and run automatically each day with minimal user effort. We believe that our services will be cost-effective because users will be able to implement them without any hardware, additional software or technical personnel. In addition, our design concept is to have our systems scalable to ^accommodate large numbers of simultaneous users.

We also propose to sell advertising space in the form of banner advertising. Under our model of banner advertising sales, the amount of banner advertisement space available will be directly correlated with the number of page views our site receives. Every page request a site receives on a given day translates into one advertising opportunity. ^ We believe that typical web based banner advertisements are sold to advertisers in impression blocks of one thousand. The cost of each block of one thousand is referred to as the cost-per-thousand impressions (CPMs). We estimate that advertising space could be sold at $25.00 to $60.00 per CPM, depending on our traffic volume and the size of the banner and its location on our site. ^ We believe that ^banner advertising is a means to generate revenues.


Our Business Strategy. Our objective is to become the leading provider of Internet-based data protection, storage and management services to small and medium-sized businesses and individual computer users. To achieve this objective, we intend to:


     o   ^ develop co-marketing relationships with other industry participants;
     o increase awareness of our Finger Tip Drive brand to establish ourselves as a ^ provider of online data storage and management solutions;
     o introduce new services and enhancements based on our ^ business model to address the evolving needs of small and medium-sized businesses and individual computer users;
     o   ^ invest in developing new technologies and services;
     o establish ^ data centers that will enhance the security and reliability of our services; and
     o pursue possible acquisitions to broaden our service offerings, expand our access to equipment ^.

None of our officers, directors, promoters, affiliates or associates have had any preliminary contact or discussions with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction, nor are there any present plans, proposals, arrangements or understandings to do so.

Growth Strategy. We hope to provide online information management services by means generating revenue from registered members and active users of our services. We plan to achieve this membership growth, build our Finger Tip Drive brand and grow our revenues through the following proposed measures:

     o establish and increase our member base to support revenue generating opportunities;
     o identify and develop strategic partnerships with highly trafficked websites with attractive user demographics;
     o enable our potential strategic partners to create and manage new and enhanced applications that utilize our Finger Tip Drive services;
     o work in conjunction with potential strategic partners to integrate use of mobile devices with our services;

     o private label our Finger Tip Drive services to business-to-business websites; and
     o pursue international expansion through localized Finger Tip Drive services.


Advertising and marketing. We hope to implement an advertising and co-marketing campaign to increase awareness of the Finger Tip Drive brand and to acquire new users and expand and strengthen our strategic relationships. We anticipate that our target market will primarily consist of small to medium size companies, digital media users and students. We plan to target our marketing and advertising efforts ^ at these groups.

We will seek to maximize the value of our storage space services to potential customers by creating additional available ^ services ^ such as web-hosting and web-banner advertising services. We hope to conduct sponsorships and other promotional activities geared towards our primary target market by soliciting "site sponsors," engaging in co-marketing activities and contemporaneous service and product launches. We hope that these sponsorship and promotional activities will build our brand image and increase our presence in the market while offering a return benefit to the sponsor.

Competition. The information storage and management industry is very competitive and extremely fragmented. We anticipate that we will compete directly with other companies and businesses that have developed and are in the process of developing a platform for Internet based data storage and management. Some of these companies include online data storage services such as X:Drive, AmeriVault, Storage Heaven, Swap Drive, My Docs Online, KTurn.com, CryptoHeaven, and iBackup. We have not yet begun to compete in this market, though once we enter this market, we hope to compete on the basis of price, features and services offered to customers. Many of these competitors have greater financial and other resources, and more experience in research and development, than us. We cannot guaranty that other products, which are functionally equivalent or similar to our products, are not marketed or will not be marketed. For example, Sun, IBM, Compaq, Hewlett-Packard, and Hitachi have all announced major storage initiatives to acquire a greater share of the storage market.


Government Regulation. Online commerce is new and rapidly changing, and federal and state regulations relating to the Internet and online commerce are relatively new and evolving. Due to the increasing popularity of the Internet, it is possible that laws and regulations may be enacted to address issues such as user privacy, pricing, content, copyrights, distribution, antitrust matters and the quality of products and services. The adoption of these laws or regulations could reduce the rate of growth of the Internet, which could potentially decrease the usage of our website and could otherwise harm our business. In addition, the applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, libel, obscenity and personal privacy is uncertain. Most of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues of the Internet. New laws applicable to the Internet may impose substantial burdens on companies conducting online commerce. In addition, the growth and development of online commerce may prompt calls for more stringent consumer protection laws in the United States and abroad.

Taxing authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes. The adoption of any of these laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce which could, in turn, decrease the demand for our products and services, increase costs and otherwise harm our business, results of operations and financial condition. To date, we have not spent any resources on lobbying or related government affairs issues, but we may need to do so in the future.

Intellectual Property. We currently own the web domain name www.fingertipdrive.com. Currently, the acquisition and maintenance of domain names is regulated by governmental agencies such as the U.S. Department of Commerce and their designees such as Internet Corporation for Assigned Names and Numbers or ICANN. The regulation of domain names in the U.S. and in foreign countries has recently changed. These changes include the introduction of additional top-level domains such as ".us" for United States and ".au" for Australia. As a result, others may obtain domain names which are similar to ours, which could cause confusion among web users trying to locate our site. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to ours. The acquisition of similar domain names by third parties could cause confusion among web users attempting to locate our site and could decrease the value of our name and the use of our site.

Our Research and Development. We are not currently conducting any research and development activities other than the development of our website. We estimate that we have spent approximately $10,000 during the last two fiscal years on the development of our website. These costs were not borne directly by customers. We do not anticipate conducting such activities in the near future, except for the development of our website.

Employees. As of December 30, 2002, we have two employees. We do not currently anticipate that we will hire any employees in the next six months, unless we generate ^ enough revenues to do so. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support our business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified technical and managerial personnel.


Facilities. Our administrative offices are located at 17210 Beach Boulevard, Huntington Beach, California, 92647.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------


For the nine months ending September 30, 2002, compared to the period from April 26, 2001, our date of formation, through September 30, 2002.
--------------------------------------------------------------------------------

Liquidity and Capital Resources. We have cash of $3,636 as of September 30, 2002. We believe that our available cash is not sufficient to enable us to pay our day-to-day expenditures, which we currently incur on a monthly rate of approximately $4,500 per month. We also have $569 in property and equipment, making our total assets $4,205. We believe our officers will loan us the funds that may be needed to pay our expenses so that we can continue operating until we generate revenues to support our operating costs. In 2001, we sold 130,000 shares of common stock to five investors for $0.10 per share. The total proceeds were approximately $13,000. Those proceeds were used to provide us with working capital. In August 2002, we sold 50,000 shares of common stock to one investor for $0.10 per share. The proceeds to us were $5,000. Those proceeds were also used to provide us with working capital. As of September 30, 2002, we had ^ liabilities of $11,480, which were represented solely by accounts payable. We had no long term commitments or contingencies

Results of Operations.

Revenues. We did not generate any revenue during the nine months ended September 30, 2002. We have realized revenues of approximately $190 from our date of inception through the period ended September 30, 2002. We hope that our revenues will increase ^ as we commence operations and expand our customer base.

Operating Expenses. For the nine months ended September 30, 2002, our total expenses were $24,856, compared to the period from our inception on April 26, 2001 through September 30, 2002, where our total expenses were approximately $45,904. Our expenses were represented solely by general and administrative expenses. For the period from our inception on April 26, 2001 through September 30, 2002, we experienced a net loss of approximately $45,714, compared to $24,856 for the nine months ended September 30, 2002. We expect to continue to incur expenses at a relatively constant rate as we are only beginning to develop our business and have not yet begun operations.


For the period from April 26, 2001, our date of formation, through December 31, 2001.
-------------------------------------------------------------------------------

Results of Operations.

Revenues. We have realized revenues of approximately $190 from computer storage and data management services that we provided during the period ended December 31, 2001. We anticipate that our revenues will increase ^ as we expand our customer base.

Operating Expenses. For the period ended December 31, 2001, our total expenses were approximately $21,048, which were represented by general and administrative expenses. For the period ended December 31, 2001, we experienced a net loss of approximately $20,858.

Our Plan of Operation for the Next Twelve Months. In our management's opinion, to effectuate our business plan in the next twelve months, the following events should occur or we should reach the following milestones in order for us to become profitable:

We hope to develop our website so that it will function as a means for clients to access our range of services and communicate with us for support services as well as for use as a marketing tool to inform and persuade customers to engage our services. We intend to develop our website so that we utilize a database set up on the backend, which we expect will allow us to capture customer information and allow us to process information concerning our clients and potential clients. One objective for our website is to interact with clients in "real time" so that they feel that their needs are being taken care of professionally and on a personal level. Within six to twelve months, we should have developed our website to provide those services.

Specifically, we hope to accomplish the steps listed below to implement our business plan. We estimate that we will require at least $100,000 to commence operations within the next twelve months.

---------------------------------------- ------------------------------------------------ ------------------------ ---------------

              Milestones                                    Steps Needed                    Estimated Timeframe    Estimated Cost
---------------------------------------- ------------------------------------------------ ------------------------ ---------------
Develop and deploy website to promote    1.     Design website contents                   within next six to           $6,000
our brand name and launch our services   2.     Design database to collect customer data  twelve months
                                         3.     Deploy developed website
---------------------------------------- ------------------------------------------------ ------------------------ ---------------
Acquire additional computer equipment    1.     Identify equipment needed                 within next six months       $1,000
                                         2.     Negotiate terms with supplier
                                         3.     Take delivery
---------------------------------------- ------------------------------------------------ ------------------------ ---------------
Advertising by means of e-mail and       1.     Identify local areas to target media      to precede website           $10,000
magazine inserts                         2.     Design advertising content                launch
                                         3.     Arrange for distribution
---------------------------------------- ------------------------------------------------ ------------------------ ---------------
Hire and train sales staff               1.     Identify staffing needs                   to precede website           $15,000
                                         2.     Solicit applications                      launch
                                         3.     Interview and hire staff
                                         4.     Conduct training
                                         5.     Review performance
---------------------------------------- ------------------------------------------------ ------------------------ ---------------

Our plan of operation is materially dependent on our ability to raise additional working capital. We believe that we have sufficient cash resources to fund our basic day-to-day operations. However, we will need additional capital to implement our business plan, including the deployment of our website. We estimate that we will require at least $100,000 to continue operating over the next twelve months and deploy an operational website. We believe that this amount will be needed to complete our website, hire staff, purchase or lease additional computer equipment, and begin advertising campaigns. We hope to complete these steps in the next twelve months if we obtain the funds to do so. There is no guaranty that we will be able to arrange for financing, either through equity financings or through loans from banks or other lending institutions. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to commence operations may be harmed.

We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. We believe that the size of our operations may vary depending on the amount of funds raised in this offering. If we are able to sell all of the shares in this offering, we believe that the size of our operations will increase because we will be able to increase our marketing activities. If we do not raise any funds in this offering, we may not have adequate funds to market our services. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues.

We have cash of $3,636 as of September 30, 2002. In the opinion of management, available funds will not satisfy our working capital requirements for the next twelve months. We believe our officers will loan us funds or pay our expenses to allow us to continue operating until we generate revenues to support our operating costs. Those funds do not include any funds raised in this offering. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. In order to expand our operations, we do not currently anticipate that we will need to raise additional capital in addition to the funds raised in this offering. If we do not raise adequate funds from this offering, then we may not be able to conduct marketing activities and expand our operations.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:


      ===================================== =========================
      Property                                 September 30, 2002
      ------------------------------------- -------------------------
      Cash                                            $3,636
      ------------------------------------- -------------------------
      Property and Equipment, net                      $569
      ===================================== =========================


Our Facilities. Our executive, administrative and operating office occupies an office space of approximately 500 square feet. We lease this space for $250 per month; the cost of this space will increase to $500 as of January 1, 2003. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate.

Certain Relationships and Related Transactions
-----------------------------------------------

Related party transactions.

In April 2001, we issued 5,000,000 shares of our common stock to Frank Drechsler, our president, secretary and one of our directors, in exchange for services valued at $5,000.

In April 2001, we issued 1,000,000 shares of our common stock to Marc Seely, our secretary and one of our directors, in exchange for services valued at $1,000.

During the periods ended September 30, 2002, our stockholders devoted time and provided computer and investor relations services to our benefit. The value of these fees was estimated by management and totaled $13,500 for the nine months ended September 30, 2002 and $25,500 for the period from our inception on April 26, 2001 through September 30, 2002. The stockholders have waived reimbursement for these services and we have considered them as additional paid-in capital.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o   disclose such transactions in prospectuses where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o   obtain disinterested directors consent; and
     o   obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of December 30, 2002, there were eight record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144, nor have any shares of our common stock been sold pursuant to Rule
144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register for sale 180,000 shares of common held by current security holders.


There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Our founding shareholders have substantial influence over our operations and can ^ influence matters requiring shareholder approval. Frank Drechsler and Marc Seely, each of whom is one of our officers and directors, will beneficially own approximately 84% of our common stock following the completion of this offering if all of the shares of are sold, or approximately 87% if two thirds of the offered shares are sold. As a result, they will have the ability to control or ^ influence all matters requiring approval by our shareholders, including the election and removal of directors, approval of non-routine corporate transactions and the ability to control the decision of whether a change in control will occur.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o   a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o   the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the year ending December 31, 2001 and December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================ ======= ============= ============= ===================== ==========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- --------------------------
Frank Drechsler - president, secretary       2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- --------------------------
                                             2002        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- --------------------------
Marc Seely - treasurer                       2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- --------------------------
                                             2002        None          None              None                    None
============================================ ======= ============= ============= ===================== ==========================

Compensation of Directors. Our current directors are also our employees and receive no extra compensation for their service on our board of directors.

Compensation of Officers. As of December 30, 2002, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into an employment agreement with Frank Drechsler, although we do not currently know the terms of that employment agreement.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
--------------------------------------------------------------------------


In July 2002, our Board of Directors appointed Lesley, Thomas, Schwarz & Postma, Inc., independent accountants, to audit our financials statements from April 26, 2001, our date of formation, through September 30, 2002. Prior to that, no other accountant had been engaged. In addition, there has been no adverse opinion or disclaimer of opinion contained in any report by our independent accountant.

There have been no disagreements with our accountant nor have there been any reportable events since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.


                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from April 26, 2001, our date of formation, through September 30, 2002, appearing in this prospectus which is part of a Registration Statement have been audited by Lesley, Thomas, Schwarz & Postma, Inc. and are included in reliance upon such reports given upon the authority of Lesley, Thomas, Schwarz & Postma, Inc. as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

Financial Statements
---------------------


                             FINGER TIP DRIVE, INC.
                             ----------------------
                          (A Development Stage Company)
                          -----------------------------

                                      INDEX
                                      -----




Financial Statements

    Condensed Balance Sheet as of September 30, 2002

    Condensed Statements of Operations for the three months and nine months ended September 30, 2002 and the period April 26, 2001 (inception) through September 30, 2002

    Condensed Statements of Cash Flows for the nine months ended September 30,
         2002 and the period April 26, 2001 (inception) through September 30,
         2002

Notes to Condensed Financial Statements

                             FINGER TIP DRIVE, INC.
                             ----------------------
                          (A Development Stage Company)
                          -----------------------------

                             CONDENSED BALANCE SHEET
                             -----------------------
                                   (unaudited)
                                   -----------

                               SEPTEMBER 30, 2002
                               ------------------

                                     ASSETS
                                     ------


CURRENT ASSET
   Cash                                                         $         3,636
                                                                ---------------

       Total current asset                                                3,636
                                                                ---------------

PROPERTY AND EQUIPMENT
   Computer equipment, net of accumulated depreciation
     of $162                                                                569
                                                                ---------------

       Total property and equipment                                         569
                                                                ---------------

         Total assets                                           $         4,205
                                                                ===============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES
   Accounts payable                                             $        11,480
                                                                ---------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
   Preferred stock, $0.001 par value;
     5,000,000 shares authorized,
     no shares issued and outstanding
   Common stock, $0.001 par value;
     50,000,000 shares authorized,
     6,130,000 shares issued and outstanding                              6,130
   Common stock subscribed but not issued, 50,000 shares                     50
   Additional paid-in capital                                            32,259
   Deficit accumulated during development stage                         (45,714)
                                                                ---------------

       Total stockholders' deficit                                       (7,275)
                                                                ---------------

         Total liabilities and stockholders' defict             $         4,205
                                                                ===============




            See the accompanying notes to these financial statements

                             FINGER TIP DRIVE, INC.
                             ----------------------
                          (A Development Stage Company)
                          -----------------------------

                       CONDENSED STATEMENTS OF OPERATIONS
                       ----------------------------------
                                   (unaudited)
                                   -----------

                                                                                                            April 26, 2001
                                                                 Three Months          Nine Months           (inception)
                                                                     Ended                Ended                Through
                                                              September 30, 2002    September 30, 2002   September 30, 2002
                                                              ------------------    ------------------   ------------------

REVENUE                                                         $            ---    $              ---     $            190

GENERAL AND ADMINISTRATIVE EXPENSE                                        13,716                24,856               45,904
                                                                ----------------     -----------------     ----------------

LOSS FROM OPERATIONS BEFORE PROVISION FOR INCOME TAXES
                                                                         (13,716)              (24,856)             (45,714)

PROVISION FOR INCOME TAXES                                                   ---                   ---                  ---
                                                                ----------------    ------------------    -----------------

NET LOSS                                                        $        (13,716)   $          (24,856)   $         (45,714)
                                                                ================    ==================    =================

BASIC LOSS PER SHARE                                            $         (0.00)    $            (0.00)   $           (0.01)
                                                                ===============     =================     =================

DILUTIVE LOSS PER SHARE                                         $         (0.00)    $            (0.00)   $           (0.01)
                                                                ===============     =================     =================

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING                                                         6,160,769             6,095,348            6,045,560
                                                                ================    ==================    =================





            See the accompanying notes to these financial statements

                             FINGER TIP DRIVE, INC.
                             ----------------------
                          (A Development Stage Company)
                          -----------------------------

                       CONDENSED STATEMENTS OF CASH FLOWS
                       ----------------------------------
                                   (unaudited)
                                   -----------

                                                                                                    April 26, 2001
                                                                               Nine Months           (inception)
                                                                                  Ended                Through
                                                                            September 30, 2002   September 30, 2002
                                                                            ------------------   -------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                 $          (24,856)   $          (45,714)
   Adjustments to reconcile net loss to net cash provided by
     operating activities
     Increase in accounts payable                                                       11,480                11,480
     Goods and  services  provided in  exchange  for shares of common
       stock                                                                               ---                 6,000
     Goods and services  provided in exchange for additional  paid-in
       capital                                                                          15,000                30,104
     Depreciation expense                                                                  163                   163
                                                                            ------------------    ------------------

         Net cash provided by operating activities                                       1,787                 2,033
                                                                            ------------------     -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of computer equipment                                                         (732)                 (732)
                                                                            ------------------    ------------------

         Net cash used in investing activities                                            (732)                 (732)
                                                                            ------------------    ------------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                                                              5,000                18,000
   Fund raising costs                                                                   (5,465)              (15,665)
                                                                            ------------------    ------------------

         Net cash provided by (used in) financing activities                              (465)                2,335
                                                                            ------------------    ------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                  590                 3,636

CASH AND CASH EQUIVALENTS, beginning of period                                           3,046                   ---
                                                                            ------------------    ------------------

CASH AND CASH EQUIVALENTS, end of period                                    $            3,636    $            3,636
                                                                            ==================    ==================

   Cash paid during the period for interest                                 $            ---      $            ---
   Cash paid during the period for income taxes                             $            ---      $            ---

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
During the nine months ended September 30, 2002, the Company recorded additional paid-in capital of $13,500 and $1,500 for executive services and rent, respectively, provided by stockholders.
During the period April 26, 2001 (inception) through September 30, 2002, the
       Company issued 6,000,000 shares of common stock for incorporation expenses and related services.
During the period April 26, 2001 (inception) through September 30, 2002, the
       Company recorded additional paid-in capital of $25,500, $3,500, $1,000 and $104 for executive services, rent, legal and office expenses, respectively, provided by or paid by stockholders.



            See the accompanying notes to these financial statements

                             FINGER TIP DRIVE, INC.
                             ----------------------
                          (A Development Stage Company)
                          -----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                     SEPTEMBER 30, 2002 AND DECEMBER 31, 2001
                     ----------------------------------------

NOTE 1 - COMPANY OPERATIONS

         The accompanying unaudited condensed financial statements reflect the results of operations for Finger Tip Drive, Inc. and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments consisting of normal recurring accruals and adjustments considered necessary for a fair representation have been included. Operating results for the nine-month period ended September 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002. For further information, refer to the financial statements and footnotes thereto included in Finger Tip Drive, Inc.'s Amended Registration Statement for Small Business Issuers on Form SB-2/A for the period April 26, 2001 through June 30, 2002 filed with the Securities and Exchange Commission (SEC) on September 11, 2002.


         Finger Tip Drive, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the state of Nevada on April 26, 2001. Finger Tip Drive, Inc. was formed to be an online information management service that allows members to store, manage and share personal and business information from a single virtual location on the Internet.

         The Company has experienced net losses since its inception and had an accumulated deficit of approximately $46,000 at September 30, 2002. Such losses are attributable to cash and non-cash losses resulting from costs incurred in the development of the Company's services and infrastructure. The Company expects operating losses to continue for the foreseeable future as it continues to develop and promote its services.

         On May 20, 2001 the Company extended a Private Placement Offering Memorandum to raise up to $250,000 in exchange for 2,500,000 shares of common stock on a "best efforts" basis. There can be no assurances that the total amount of the funds can be raised. No adjustments have been made to the accompanying financial statements to provide for any additional uncertainty.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies are summarized as follows:

         Cash and Cash Equivalents - For purposes of the balance sheet and statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

         Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of three (3) years. Repairs and maintenance to property and equipment are expensed as incurred. When property and equipment are retired or disposed of, the related costs and accumulated depreciation and amortization are eliminated from the accounts and any gain or loss on such disposition is reflected in income.

         Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         Fair Value of Financial Instruments - SFAS No. 107, "Disclosure about Fair Value of Financial Instruments" ("SFAS 107") requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet for which it is practicable to estimate fair value. SFAS 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of September 30, 2002 and December 31, 2001, the carrying value of cash and cash equivalents approximate fair value due to the short term nature of such instruments.

         Start-up Activities - The Company has adopted the provisions of Statement of Position 98-5, "Reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities including organization costs be expensed as incurred.

         Common Stock Issued for Services Rendered - The Company issued common stock for services rendered. Common stock issued is valued at the estimated fair market value as determined by management and the board of directors of the Company. Management and the board of directors consider recent stock offering prices and other factors in determining fair market value for purposed of valuing the common stock.

         Loss Per Share of Common Stock - Basic and diluted loss per share is computed using shares of common stock issued to date. Consideration is also given in the dilutive loss per share calculation for the dilutive effect of common stock equivalents which might result from the exercise of stock options. However, for the periods presented, there were no common stock equivalents.

         Accounting Pronouncements - In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations," which is effective for business combinations initiated after June 30, 2001. SFAS 141 eliminates the pooling of interest method of accounting for business combinations and requires that all business combinations occurring after July 1, 2001 are accounted for under the purchase method. The Company has not been affected by SFAS 141.

         In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been previously issued. SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. The Company has not been affected by SFAS 142.

         In July 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations." SFAS 143 established standards associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS 143 to have a material impact on its financial statements.

         In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets of which to be disposed. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within these fiscal years, with early adoption encouraged. The Company does not expect SFAS 144 to have a material impact on its financial statements.

         In April, 2002, the FASB issued Statement of Financial Accounting Standards, No. 145, ("SFAS 145"), "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections". The statement updates, clarifies and simplifies existing accounting pronouncements. Any gain or loss on extinguishment of debt that was classified, as an extraordinary item in prior periods presented that does not meet the criteria in Accounting Principles Board Opinion No. 30 for classification as an extraordinary item shall be reclassified. The provisions of SFAS 145 are effective for transactions occurring after May 15, 2002 with early adoption encouraged. The Company does not expect SFAS 145 to have material impact on its financial statements.

NOTE 3 - INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

         The components of the Company's income tax provision consist of:

                                                                                                            April 26, 2001
                                                                 Three Months          Nine Months           (inception)
                                                                     Ended                Ended                Through
                                                              September 30, 2002    September 30, 2002   September 30, 2002
                                                              ------------------    ------------------   ------------------
Federal taxes (deferred)  capitalized start-up costs for
   tax purposes                                               $           (2,000)   $           (3,800)   $           (6,900)
Change in valuation account                                                2,000                 3,800                 6,900
                                                              ------------------    ------------------    ------------------

                                                              $              ---    $              ---    $              ---
                                                              ==================    ==================    ==================

         Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities are as follows:

                                                                September 30,
                                                                     2002
                                                               ----------------

         Deferred income taxes
             Capitalized start-up costs for tax purposes       $          6,900
             Valuation allowance                                         (6,900)
                                                               ----------------

                                                               $            ---
                                                               ================

         The Company has federal net operating loss carryforwards of approximately $20,000 that will expire through 2021. The Company's tax reporting year end is December 31st. If the Company has a net operating loss carryforward from operations for the year ended December 31, 2002, it will expire in 2022.


NOTE 4 - RELATED PARTY TRANSACTIONS

         During the period ended December 31, 2001, the Company has recorded incorporation expenses and related services provided of $6,000 in exchange for 6,000,000 shares of common stock. These services were provided by the Company's officers. The fair value of those services received was not readily determinable. Management believes that the par value of the Company's common stock is a reasonable estimate for the services received.

         As mentioned in Note 1, the Company is in its development stage. During the periods ended September 30, 2002, the Company's stockholders devoted time and provided computer and investor relations services to the benefit of the Company. These fees were estimated by management and totaled $13,500 for the nine months ended September 30, 2002 and $25,500 for the period April 26, 2001 (inception) through September 30, 2002. The stockholders have waived reimbursement for these services and have considered them as additional paid-in capital.

         The Company was currently utilizing office space provided by a stockholder. During the nine months ended September 30, 2002 and the period April 26, 2001 (inception) through September 30, 2002, the Company has recorded rent fees of $1,500 and $3,500, respectively, which represent the Company's pro rata share of the office space being provided by a stockholder. The stockholders have waived reimbursement of the rent fees paid for and have considered them as additional paid-in capital. In July, 2002 the Company commenced leasing office space from a third-party on a month-to-month basis.

         During the period the period April 26, 2001 (inception) through September 30, 2002, the Company has recorded legal and office expenses of $1,000 and $104, respectively. These services were paid for by a stockholder. The stockholder has waived reimbursement of these fees and has considered them as additional paid-in capital.


NOTE 5 - STOCKHOLDERS' EQUITY

         The Company is authorized to issue up to 50,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock. Each share of common stock shall entitle the holder to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought. The holders of shares of preferred stock shall have no right to vote such shares, with certain exceptions as determined by the Board of Directors of this corporation or as otherwise provided by the Nevada General Corporation Law, as amended from to time.

         In April 2001, the Company issued 6,000,000 shares of its common stock to its founders in exchange for reimbursement of organizational costs and related expenses.

         During the period ended September 30, 2002, the Company conducted a Regulation D, Rule 506 Offering ("Rule 506 Offering") of the common stock. As part of the Rule 506 Offering, the Company issued 130,000 shares of common stock by aggregate cash consideration of $13,000. Legal and filing expenses in connection with this offering were $10,200. These shares were issued as follows:

   In May, 2001 50,000 shares of common stock were issued for $5,000 cash.

   In August, 2001 40,000 shares of common stock were issued for $4,000 cash.

   In September, 2001 40,000 shares of common stock were issued for $4,000 cash


NOTE 6 - COMMON STOCK SUBSCRIBED

         During the quarter ended September 30, 2002 the Company received $5,000 for the purchase of common stock of 50,000 shares. The common stock has not been issued and at September 30, 2002 the par value of this common stock is reflected in common stock subscribed with the balance in additional paid in capital.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
---------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution are set forth below.


======================================== ==================== ===============
Registration Fees                        Approximately                $16.28
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $5,000.00
======================================== ==================== ===============


Recent Sales of Unregistered Securities
----------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In May through August 2001, we issued 130,000 shares of our common stock to five shareholders in exchange for $13,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S. There were no commissions paid on the sale of these shares. The net proceeds were approximately $13,000. All of the investors were non-U.S. persons and the sale was made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchasers of the securities certified that they were not U.S. persons and they were not acquiring the securities for the account or benefit of any U.S. person. The purchaser of the securities has agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.

In April 2001, we issued 1,000,000 shares of our common stock to Marc Seely, our treasurer and one of our directors, in exchange for services valued at $1,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Seely has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Seely had sufficient access to material information about us because he is our treasurer and one of our directors.

In April 2001, we issued 5,000,000 shares of our common stock to Frank Drechsler, our president, secretary and one of our directors, in exchange for services valued at $5,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Drechsler has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Drechsler had sufficient access to material information about us because he is our president, secretary and one of our directors.


In August 2002, we issued 50,000 shares of our common stock to one shareholder in exchange for $5,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S. There were no commissions paid on the sale of these shares. The net proceeds were approximately $5,000. The investor was a non-U.S. person and the sale was made in an offshore transaction. No directed selling efforts were made in the United States by us or any person acting on our behalf. The offer or sale was not made to a U.S. person or for the account or benefit of a U.S. person. The purchaser of the securities certified that she was a not U.S. person and she was not acquiring the securities for the account or benefit of any U.S. person. The purchaser of the securities has agreed to resell such securities only in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933. The shares of common stock issued to the purchaser contain a legend to the effect that transfer is prohibited except in accordance with the provisions of this Regulation S or pursuant to registration under the Securities Act of 1933. We will not register any transfer of the securities unless such transfer is made in accordance with the provisions of Regulation S or pursuant to registration under the Securities Act of 1933.


Exhibits
---------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
----------

1.           Underwriting Agreement (not applicable)

3.1          Amended and Restated Articles of Incorporation*

3.2          Bylaws*

5.           Executed Opinion Re: Legality

8.           Opinion Re: Tax Matters (not applicable)

11.          Statement Re: Computation of Per Share Earnings**

15.          Letter on unaudited interim financial information (not applicable)

23.1         Consent of Auditors

23.2         Consent of Counsel***


*      Included in Registration Statement on Form SB-2 filed September 11, 2002

**     Included in Financial Statements
***    Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Huntington Beach, State of California, on December 30, 2002.

Finger Tip Drive, Inc.,
a Nevada corporation


/s/ Frank Drechsler
-------------------------------------------
Frank Drechsler
principal executive officer
president, secretary, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



/s/ Frank Drechsler                                   December 30, 2002
--------------------------------------------          -----------------
Frank Drechsler
principal executive officer
president, secretary, director


/s/ Marc Seely                                        December 30, 2002
--------------------------------------------          -----------------
Marc Seely
principal financial officer
treasurer, director